As filed with the Securities and Exchange Commission on October 29, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROTUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-288117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2201 Tenth Street Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

2000 Director Option Plan

2000 Employee Stock Purchase Plan

2000 Stock Plan

(Full title of the Plan)

James A. Fontaine

Chief Executive Officer

Microtune, Inc.

2201 Tenth Street

Plano, Texas 75074

(972) 673-1600

(Name, address and telephone number of agent for service)

Copies to:

Phillip Peterson	Craig N. Adams
General Counsel	Baker Botts L.L.P.
Microtune, Inc.	2001 Ross Avenue
2201 Tenth Street	Dallas, Texas 75201
Plano, Texas 75074	(214) 953-6500
(972) 673-1600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 per share par value: To be issued under the 2000 Director Option Plan (1)	307,500 shares	$5.36 (2)	$1,648,200 (2)	$209
Common Stock, $0.001 per share par value: To be issued under the 2000 Employee Stock Purchase Plan (1)	1,230,000 shares	$2.44 (3)	$3,001,200 (3)	$381
Common Stock, $0.001 per share par value: To be issued under the 2000 Stock Plan (1)	3,037,344 shares	$5.36 (2)	$16,280,164 (2)	$2,063
(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2000 Director Option Plan, 2000 Employee Stock Purchase Plan and 2000 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 28, 2004.
(3)	The exercise price of $2.44 per share, computed in accordance with Rule 457(h), is 85% of the opening price of a share of Common Stock of the Registrant as reported on the Nasdaq National Market on May 3, 2004, the current enrollment date. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

EXPLANATORY NOTE

The contents of Registration Statements No. 333-47646 and 333-55504 relating to Microtune, Inc.’s 2000 Director Option Plan, 2000 Employee Stock Purchase Plan, 2000 Stock Plan and 1996 Stock Option Plan filed by the Registrant with the Securities and Exchange Commission (“SEC”) on October 10, 2000 and February 13, 2001 (the “Prior Registration Statements”) are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register the offering and sale of 307,500 additional shares of Common Stock of the Registrant pursuant to the 2000 Director Option Plan, 1,230,000 additional shares of Common Stock of the Registrant pursuant to the 2000 Employee Stock Purchase Plan and 3,037,344 additional shares of Common Stock of the Registrant pursuant to the 2000 Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Prior Registration Statements, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1*	Microtune, Inc. 1996 Stock Plan (as amended) and form of agreement thereunder.

4.2*	Microtune, Inc. 2000 Employee Stock Purchase Plan and form of agreement thereunder.

4.3*	Microtune, Inc. 2000 Director Option Plan and form of agreement thereunder.

4.4*	Microtune, Inc. 2000 Stock Plan and form of agreements thereunder.

4.5	Amendment to the Microtune, Inc. 2000 Employee Stock Purchase Plan.

4.6	Amendment to the Microtune, Inc. 2000 Director Option Plan.

4.7	Amendment to the Microtune, Inc. 2000 Stock Plan.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1**	Series E Preferred Stock Option Agreement between Microtune, Inc. and Barry Koch.

99.2**	Series E Preferred Stock Option Agreement between Microtune, Inc. and Rafael del Granado.

*	Incorporated by reference to the Exhibits filed with Microtune, Inc.’s Registration Statement on Form S-1 (Registration No. 333-36340) as declared effective by the SEC on August 4, 2000.
**	Incorporated by reference to the Exhibits filed with Microtune, Inc.’s Registration Statement on Form S-8 (Registration No. 333-47646) as filed with the SEC on October 10, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas as of October 29, 2004.

MICROTUNE, INC.

By:	/s/ James A. Fontaine
James A. Fontaine, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes James A. Fontaine to execute in the name of such person who is then an officer or director of the Registrant, and to file any and all amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the offering and sale of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the respective dates set forth below.

Signature	Capacity in Which Signed	Date
/s/ James A. Fontaine James A. Fontaine	Chief Executive Officer and Director	October 29, 2004

/s/ Rob-Roy J. Graham Rob-Roy J. Graham	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2004

/s/ Walter S. Ciciora Walter S. Ciciora	Director	October 29, 2004

/s/ James H. Clardy James H. Clardy	Director	October 29, 2004

Signature	Capacity in Which Signed	Date
/s/ Steven Craddock Steven Craddock	Director	October 29, 2004

/s/ Anthony J. LeVecchio Anthony J. LeVecchio	Director	October 29, 2004

/s/ William P. Tai William P. Tai	Director	October 29, 2004

/s/ A. Travis White A. Travis White	Director	October 29, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1*	Microtune, Inc. 1996 Stock Plan (as amended) and form of agreement thereunder.

4.2*	Microtune, Inc. 2000 Employee Stock Purchase Plan and form of agreement thereunder.

4.3*	Microtune, Inc. 2000 Director Option Plan and form of agreement thereunder.

4.4*	Microtune, Inc. 2000 Stock Plan and form of agreements thereunder.

4.5	Amendment to the Microtune, Inc. 2000 Employee Stock Purchase Plan.

4.6	Amendment to the Microtune, Inc. 2000 Director Option Plan.

4.7	Amendment to the Microtune, Inc. 2000 Stock Plan.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1**	Series E Preferred Stock Option Agreement between Microtune, Inc. and Barry Koch.

99.2**	Series E Preferred Stock Option Agreement between Microtune, Inc. and Rafael del Granado.

*	Incorporated by reference to the Exhibits filed with Microtune, Inc.’s Registration Statement on Form S-1 (Registration No. 333-36340) as declared effective by the SEC on August 4, 2000.
**	Incorporated by reference to the Exhibits filed with Microtune, Inc.’s Registration Statement on Form S-8 (Registration No. 333-47646) as filed with the SEC on October 10, 2000.